Exhibit 99.1

Cytori Amends Corporate Warrant Agreements Simplifying Capital Structure and Updates on 2015 Operating Cash Burn Guidance

Cytori Therapeutics, Inc. (CYTX) (the “Company”) today announced that it has entered into definitive agreements with certain holders (the “Consenting Holders”) of approximately 100% of its outstanding Series A-1 and A-2 warrants issued in May and August of 2015 as well as warrants issued in October 2014. The agreements are intended to improve the financial flexibility of the Company, reduce the fully diluted share count, remove potentially dilutive effects of certain warrant provisions that provided for resets in warrant exercise price in potential future transactions, and provide greater freedom for the Company to use its ATM or “at-the-market offering” program. If all warrant holders elect to engage in these cashless exercises, the Company will issue an aggregate of approximately 36.5 million common shares pursuant to such exercises.

Dr. Marc H. Hedrick, President and Chief Executive Officer of the Company said, “We believe that these warrant exercises are mutually beneficial to both our stockholders and Cytori. In terms of our financials, these exercises simplify our balance sheet and our equity structure. Operationally, we believe these agreements and subsequent warrant exercises will improve our attractiveness to potential commercial partners as we near milestones in our US osteoarthritis and US and European scleroderma programs. On a related note, based on continued success of our expense reduction initiative, we can at this time, update our 2015 operating cash burn guidance for the full year down to $22 million, $3 million less than our initial guidance of $25 million disclosed in the beginning of 2015.”

Maxim Group LLC advised the Company in its negotiations with the holders of the warrants.

Under the terms of the agreements, the Consenting Holders will receive approximately 0.73 common shares for each cashless exercise of a warrant on a blended average basis, with specific conversion factors dependent on the class of warrant held.

As of September 30, 2015, approximately 50.1 million warrants with anti-dilution price protection were outstanding. As a result of these anticipated warrant exercises, the Company expects that, as of the close business on December 31, 2015, there will be approximately 195 million common shares issued and outstanding and no warrants with anti-dilution price protection.

About Cytori

Cytori Therapeutics is a late stage cell therapy company developing autologous cell therapies from adipose tissue to treat a variety of medical conditions. Data from preclinical studies and clinical trials suggest that Cytori Cell Therapy™ acts principally by improving blood flow, modulating the immune system, and facilitating wound repair. As a result, Cytori Cell Therapy™ may provide benefits across multiple disease states and can be made available to the physician and patient at the point-of-care through Cytori’s proprietary technologies and products. For more information: visit www.cytori.com.

Cautionary Statement Regarding Forward-Looking Statements

This press release includes forward-looking statements that involve known and unknown risks and uncertainties. All statements, other than historical facts are forward looking statements. Such statements are subject to risks and uncertainties that could cause our actual results and financial position to differ materially. Some of these risks include Cytori’s ability to execute upon its business plan, the market reaction to the Warrant Amendments, the ability of the Company to raise additional capital on acceptable terms, and other risks and uncertainties described under the “Risk Factors” in Cytori’s Securities and Exchange Commission Filings, included in our annual and quarterly reports.

There may be events in the future that we are unable to predict, or over which we have no control, and our business, financial condition, results of operations and prospects may change in the future. We assume no responsibility to update or revise any forward-looking statements to reflect events, trends or circumstances after the date they are made unless we have an obligation under U.S. Federal securities laws to do so.